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                                                                    EXHIBIT 10.8


                            BRIGHAM OIL & GAS, L.P.
                          PHANTOM ROYALTY ACCOUNT PLAN
                            PARTICIPATION AGREEMENT


         THIS AGREEMENT, made by and between BRIGHAM OIL & GAS, L.P., a Delaware limited partnership (the "Company") and [see Schedule I attached] ("Employee"),

                                WITNESSETH THAT:

         WHEREAS, the Company has established the Brigham Oil & Gas, L.P. Phantom Royalty Account Plan (the "Plan") to provide a performance incentive for the employees of the Company who are designated by the President of the Company as eligible to become Participants under the Plan and who elect to become such Participants; and

         WHEREAS, the President of the Company desires to designate Employee as an employee of the Company eligible to become a Participant under the Plan with respect to the Phantom Royalty Account to be established thereunder for the Plan Year indicated in paragraph 2 below, and Employee desires to become such a Participant;

         NOW, THEREFORE, in consideration of the premises and the mutual covenants herein contained, the parties hereto do hereby agree as follows:

         1. Definitions. Unless the context clearly indicates otherwise, the words and phrases used in this Agreement shall have the meanings assigned to them under the provisions of the Plan.

         2. Participant and Account Percentage Designations. The President hereby designates Employee to be a Participant in the Phantom Royalty Account to be established under the Plan for the 1996 Plan Year, and further designates that Employee shall have an Account Percentage of ____________ percent (_____%) in such Phantom Royalty Account.

         3. Terms of Participation. Employee hereby (i) acknowledges that Employee has reviewed a copy of the Plan, (ii) voluntarily elects to become a Participant in the Plan, and (iii) agrees to be bound by the terms and provisions of the Plan and this Agreement. Employee further acknowledges that Employee understands that:

                 (a) upon the termination of Employee's employment with the Company for any reason, Employee's Account Percentage in each Phantom Royalty Account established under the Plan will terminate and Employee will cease participating in the Plan;





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                 (b)      the Company has the right and power in its absolute
         discretion to sell, exchange or otherwise dispose of all or any portion of its interest in any Company Well;

                 (c) the President of the Company has the right and power at any time and from time to time to amend the Plan, in whole or in part, and at any time to terminate the Plan; and

                 (d) the establishment of the Plan and the execution of this Agreement do not enlarge or otherwise affect the terms of Employee's employment with the Company, and the Company may terminate the employment of Employee at will and as freely and with the same effect as if the Plan had not been established and this Agreement had not been executed.

         4. Confidentiality. Employee hereby acknowledges that the Company's trade secrets and other confidential or proprietary information, as they may exist from time to time, are valuable, special and unique assets of the Company's business, access to and knowledge of which are essential to the performance of Employee's duties as an employee of the Company. Employee agrees that Employee will hold in strict confidence and will not directly or indirectly disclose or reveal to any person, or use for Employee's own personal benefit or for the benefit of anyone else, any trade secrets or other confidential or proprietary information of any kind (including but not limited to compensation data, partner lists, financial information, pending projects and proposals information, proprietary processes, research and development strategy information, scientific data, technological data and technological prototypes, regardless of whether acquired, learned, obtained or developed by Employee alone or in conjunction with others) belonging to or concerning the Company or any of its affiliates, participants, partners, customers or clients, except (i) with the prior written consent of the President of the Company, (ii) in the course of the proper performance of Employee's duties as an employee of the Company, or (iii) as required by applicable law or legal process. The provisions of this paragraph 4 shall continue in effect notwithstanding the termination of Employee's employment with the Company for any reason.

         5. Noncompetition. During the period of Employee's employment with the Company and for a period of one year thereafter, Employee agrees that Employee will not directly or indirectly engage or participate in, on Employee's own behalf or for anyone else, whether as a director, officer, shareholder, member, partner, employee, consultant, agent, representative, proprietor, associate, investor or otherwise, any business or activity which is competitive with the business of the Company or any of its affiliates in any geographical area in the continental United States, or in the offshore area within the portion of the





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Gulf of Mexico over which the United States or any State thereof asserts jurisdiction, which is within one-half (1/2) mile of lands (i) in which the Company has a mineral property interest (including but not limited to a mineral lease, overriding royalty interest, production payment, net profits interest, or mineral fee interest) or right, license or authority to conduct or direct exploratory activities (including but not limited to seismic, geophysical and geochemical activities) as of the date of Employee's termination of employment with the Company, or (ii) which are part of an area of mutual interest designated by the Company as of the date of Employee's termination of employment with the Company. The foregoing restrictions shall not apply, however, to Employee's ownership of or dealings with respect to any securities of any corporation or other entity whose equity securities are actively traded on any recognized stock exchange or in the over-the-counter market so long as Employee's holdings in such corporation or other entity do not exceed five percent (5%) of the outstanding equity securities of any class in such corporation or other entity. The provisions of this paragraph 5 shall continue in effect notwithstanding the termination of Employee's employment with the Company for any reason.

         6. This Agreement shall be binding upon and inure to the benefit of Employee and his beneficiaries, devisees, heirs and legal representatives, and the Company and its successors and assigns.

         IN WITNESS WHEREOF, this Agreement has been executed this _____ day of _________________________, 19___.

                                         BRIGHAM OIL & GAS, L.P.



                                         By
                                           ------------------------------------
                                           President



                                         --------------------------------------
                                         [See Schedule I attached]





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                                   Schedule I

Jon L. Glass

Craig M. Fleming

David T. Brigham

A. Lance Langford



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